UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2021

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2021, the Board of Trustees (the “Board”) of Pennsylvania Real Estate Investment Trust (the “Trust”) took several actions described below.

OFFICER APPOINTMENT

Appointment of Vice President and Chief Accounting Officer

The Board appointed Sathana Semonsky as the Trust’s Vice President and Chief Accounting Officer and principal accounting officer, effective immediately. Ms. Semonsky, 47, has served as the Trust’s Corporate Controller since September 2019. Prior to that, she served as a director at CFGI, an accounting advisory firm, from 2017 to 2019, and as a divisional controller at American Realty Capital (now American Realty Global) from 2012 to 2017. She earned a Bachelor of Science degree in accounting and management information systems from Drexel University in Philadelphia, Pennsylvania. She is a Certified Public Accountant.

There is no arrangement or understanding between Ms. Semonsky and any other party pursuant to which she was selected as an officer, and she will continue to serve as an “at will” employee of the Trust. There are no family relationships between Ms. Semonsky and any director or executive officer of the Trust, and there are no relationships or related transactions between Ms. Semonsky and the Trust that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

COMPENSATION MATTERS

In an effort to ensure continuity and stability and to effectively incentivize and retain employees in light of the unprecedented challenges posed by the current environment, the Board approved special cash retention bonuses for certain employees in the aggregate amount of $2.75 million, including an aggregate of $850,000 for the Trust’s named executive officers. The named executive officers’ awards are in amounts ranging from approximately 63% to 78% of their 2020 salaries. The retention bonuses will be earned and payable in two equal installments on April 1, 2022 and December 1, 2022, and, in all cases, payment is contingent upon continued employment by the Trust on the payment date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 3, 2021	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel